PROSPECTUS

                                CADDYSTATS, INC.

                             SHARES OF COMMON STOCK
      4,000,000 SHARES OF COMMON STOCK ARE OFFERED FOR SALE BY THE COMPANY

     Prior to this prospectus, there has been no public trading market for the common stock of CaddyStats, Inc. ("CaddyStats"). CaddyStats's common stock is not presently traded on any market or securities exchange.

     CaddyStats is offering 4,000,000 shares of its common stock for sale to the public. The company is selling all of the shares. The price for the shares will be $0.02 per share.

     CaddyStats may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. CaddyStats will receive all proceeds from the sale of the shares being registered.

     This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

     The securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 7.

PRIOR TO THIS PROSPECTUS, THERE HAS BEEN NO PUBLIC TRADING MARKET FOR THE COMMON STOCK. CADDYSTATS'S COMMON STOCK IS PRESENTLY NOT TRADED ON ANY MARKET OR SECURITIES EXCHANGE.

                     PLEASE READ THIS PROSPECTUS CAREFULLY.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     The date of this prospectus is October 30, 2007.


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                                TABLE OF CONTENTS

                                                                        Page No.

Part I

Summary of our Prospectus .............................................     4
The Offering ..........................................................     4
Summary of Financial Information ......................................     5
Risk Factors ..........................................................     6
Available Information .................................................    12
Use of Proceeds .......................................................    13
Determination of the Offering Price ...................................    13
Dilution ..............................................................    14
Offering by the Company ...............................................    15
Plan of Distribution; Terms of the Offering ...........................    15
Legal Proceedings .....................................................    16
Directors, Executive Officers, Promoters and Control Persons ..........    16
Executive Compensation ................................................    17
Principal Stockholders ................................................    18
Description of Securities .............................................    19
Description of Business ...............................................    21
Management's Discussion and Analysis of our Financial Condition and
the Results of our Operations .........................................    22
Description of Property ...............................................    24
Certain Transactions ..................................................    24
Litigation ............................................................    24
Experts ...............................................................    24
Financial Statements ..................................................    25










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                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until January 29, 2008 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.































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                            SUMMARY OF OUR PROSPECTUS

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

SUMMARY INFORMATION ABOUT CADDYSTATS, INC.

CaddyStats, Inc. ("CaddyStats," "the company," or "we,") was incorporated in the State of Delaware as a for-profit company on June 5, 2006 and established a fiscal year end of August 31. We are a development-stage company organized to enter into the golf course guide book publications industry with our proprietary CaddyStats Golf Course Guides. The company expects to provide golf courses throughout North America with low cost, attractive and easy to use guide books.

CaddyStats will compete with traditional publishers of golf course guides, yardage books and score cards by combining all three types of documents in a single low-cost CaddyStats Golf Course Guide.

Our business office is located at 105-501 Silverside Road, Wilmington, DE, 19809 and our telephone number is (877) 903-8600 and our fax number is (866) 903-8601. Our United States and registered statutory office is located at 105-501 Silverside Road, Wilmington, DE, 19809, telephone number (302) 792-0175.

As of August 31, 2007, the most recent fiscal year end, CaddyStats had raised $10,000 through the sale of its common stock and a further $6,690 advanced by the sole director and president of company. There is $1,304 of cash on hand in the corporate bank account. The company currently has liabilities of $2,500, represented by accounts payable and accrued liabilities. The company anticipates incurring costs associated with this offering totaling approximately $5,809 plus $2,500 current expenses making a total of $8,309. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the company filed with this prospectus.

SUMMARY OF THE OFFERING BY THE COMPANY

CaddyStats has 10,000,000 shares of common stock issued and outstanding and is selling an additional 4,000,000 shares of common stock for offering to the public. The company may endeavor to sell all 4,000,000 shares of common stock. The price at which the company offers these shares is fixed at $0.02 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. CaddyStats will receive all proceeds from the sale of the common stock.

================================================================================
Securities being offered by the     4,000,000 shares of common stock are offered
company, common stock, par          by the company.
value $0.001
================================================================================
Offering price per share by the     A price, if and when the company sells the
company.                            shares of common stock, is set at $0.02.
================================================================================
Number of shares outstanding        10,000,000 common shares are currently
before the offering of common       issued and outstanding.
shares.
================================================================================
Number of shares outstanding        14,000,000 common shares will be issued and
after the offering of common        outstanding after this offering is
shares.                             completed.
================================================================================
Minimum number of shares to be      None.
sold in this offering
================================================================================


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Market for the common shares        There is no public market for the common
                                    shares. The price per share is $0.02.

                                    CaddyStats may not be able to meet the
                                    requirement for a public listing or
                                    quotation of its common stock. Further, even
                                    if CaddyStats's common stock is quoted or
                                    granted listing, a market for the common
                                    shares may not develop.
================================================================================
Use of proceeds                     CaddyStats will receive all proceeds from
                                    the sale of the common stock by the company.
                                    If all 4,000,000 common shares being offered
                                    by CaddyStats are sold, the total gross
                                    proceeds to CaddyStats would be $80,000. The
                                    company intends to use the proceeds from
                                    this offering (i) to procure computer
                                    systems, image processing and publishing
                                    software required to produce camera-ready
                                    proofs of our CaddyStats Golf Course Guide
                                    booklets, estimated at $22,000, (ii) to
                                    initiate the company's sales and marketing
                                    capabilities, estimated at $30,700, (iii) to
                                    host our website and e-commerce systems,
                                    estimated at $9,000 and (iv) for other
                                    general corporate and working capital
                                    purposes, estimated at $10,425. The expenses
                                    of this offering, including the preparation
                                    of this prospectus and the filing of the
                                    registration statement, estimated at $7,875,
                                    are being paid for by CaddyStats.
================================================================================
Termination of the offering         The offering will conclude when all
                                    4,000,000 shares of common stock have been
                                    sold, or 90 days after the registration
                                    statement becomes effective with the
                                    Securities and Exchange Commission.
                                    CaddyStats may at its discretion extend the
                                    offering for an additional 90 days.
================================================================================
Terms of the offering               The company's president and sole director
                                    will sell the common stock upon
                                    effectiveness of the registration statement.
================================================================================

You should rely only upon the information contained in this prospectus. CaddyStats has not authorized anyone to provide you with information different from that which is contained in this prospectus. The selling security holder is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

                        SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations and the financial statements and the related notes thereto included elsewhere in this prospectus.

=======================================================================
           BALANCE SHEET                  AS OF AUGUST 31, 2007
=======================================================================
Total Assets                                      $1,304
=======================================================================
Total Liabilities                                 $9,190
=======================================================================
Shareholder's Equity                             ($1,196)
=======================================================================

          OPERATING DATA                 JUNE 5, 2006 (INCEPTION)
                                         THROUGH AUGUST 31, 2007
=======================================================================
Revenue                                            $0.00
=======================================================================
Net Loss                                        ($17,886)
=======================================================================
Net Loss Per Share                                ($0.00)
=======================================================================

As shown in the financial statements accompanying this prospectus, CaddyStats has had no revenues to date and has incurred only losses since its inception. The company has had no operations and has been issued a "going concern" opinion from their accountants, based upon the company's reliance upon the sale of our common stock as the sole source of funds for our future operations.


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                                  RISK FACTORS

Our company is subject to those financial risks generally associated with development stage companies.

Since we have sustained losses since inception, we will require financing to fund our development activities and to support our operations. However, we may be unable to obtain such financing. We are also subject to risks factors specific to our business strategy and industry. Rapid changes in the golf trade industry, customer demand or industry standards may require us to introduce new products and services on a continual and timely basis before profitable operations can be attained. We may be unable to introduce new products and services on a timely basis. Moreover, there is no guarantee that any such products will allow us to achieve profitable operations in the future.

CaddyStats considers the following to be all the material risks to an investor regarding this offering. CaddyStats should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

AUDITOR'S GOING CONCERN

THERE IS SUBSTANTIAL DOUBT ABOUT CADDYSTATS' ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor's report on our August 31, 2007 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our sole officer and director may be unwilling or unable to loan or advance additional capital to CaddyStats, we believe that if we do not raise additional capital within 12 months of the effective date of the registration statement, we may be required to suspend or cease the implementation of our business plans. You may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See "August 31, 2007 Financial Statements - Auditors Report."

As the company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors.

RISKS RELATED TO OUR FINANCIAL CONDITION

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

The company anticipates increases in its operating expenses, without realizing any revenues from its products. Within the next 12 months, these increases in expenses will be attributed to the cost of (i) procuring the computer hardware and software systems required to produce camera ready proofs of our CaddyStats Course Guides booklets, (ii) soliciting product orders for our course guides from golf courses throughout North America, (iii) producing proofs of our guide booklets (iv) hiring staff and (v) other general corporate and working capital purposes.

In funding the design of its guide booklets and the solicitation of product orders from a significant number of golf courses, the company will incur significant financial losses in the foreseeable future. There is no history upon which to base any assumption as to the likelihood that the company will prove successful. We cannot provide investors with any assurance that our online transaction services will attract customers away from the customer base of established golf trade providers, generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.


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


IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.

CaddyStats's cash balance, as of August 31, 2007, is $1,304. The company anticipates its monthly expenses over the next twelve months to be $250. Our anticipated expenses related to this offering is $8,309. CaddyStats will require additional financing in within the next 12 months in order to maintain its corporate existence and to implement its business plans and strategy.

No assurance can be given that the company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

RISKS RELATED TO THIS OFFERING

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the company are also speculative and we may be unable to satisfy those objectives. The shareholders of the company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the company. For this reason, each prospective purchaser of the offered shares should read the registration statement and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

INVESTORS WILL PAY MORE FOR CADDYSTATS'S COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions regarding the company's shares have been arbitrarily determined by the company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, since the company has recently formed and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.02 per common share as determined herein is substantially higher than the net tangible book value per share of CaddyStats's common stock. CaddyStats's assets do not substantiate a share price of $0.02 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, THE COMPANY'S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILLUTING THE COMPANY'S CURRENT SHARE HOLDERS' EQUITY.

The company has 75,000,000 authorized shares, of which only 10,000,000 are currently issued and outstanding and only 14,000,000 will be issued and outstanding after this offering terminates. The company's management could, without the consent of the company's existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the company's current shareholders. Additionally, large share issuances by the company would generally have a negative impact on the company's share price. It is possible that, due to additional share issuance, you could loose a substantial amount, or all, of your investment.


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AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE
FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the design or sale of CaddyStats Golf Course Guides.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

AS WE MAY BE UNABLE CREATE OR SUSTAIN A MARKET FOR THE COMPANY'S SHARES, THEY MAY BE EXTREMELY ILLIQUID.

There is currently no traded public market for the company's common stock. If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility.

The company cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the company's stock. Despite the company's best efforts, the company may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The company may consider pursuing a listing on the OTCBB after the company has completed its offering.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY'S SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The company's sole officer and director owns 100% of the outstanding shares and will own over 71% after this offering is completed. As a result, he may be able


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to choose all of our directors and control the direction of the company. The company's sole officer and director's interests may differ from the interests of other stockholders. Factors that could cause his interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the company.

All decisions regarding the management of the company's affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the management abilities of the company's sole officer and director. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the company's sole officer and director will not abuse his discretion in executing the company's business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to the company's sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company's management.

THE COMPANY CANNOT PROVIDE ANY GUIDANCE AS TO THE FEDERAL TAX IMPLICATIONS OR CONSEQUENCES OF THE PURCHASE OR SALE OF THESE SHARES.

The company has not obtained a ruling from the Internal Revenue Service, or the opinion of counsel, with respect to the federal income tax consequences of this offering. Consequently, purchasers of the offered shares must evaluate for themselves the income tax implications that result from their purchase and possible subsequent sale of the offered shares.

RISKS RELATED TO INVESTING IN OUR COMPANY

AS THE COMPANY'S SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, HE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE.

Mr. Dawson, our sole officer and director, has other outside business activities and currently devotes approximately 5-10 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Dawson, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company's business require the full business time of our sole officer and director, he is prepared to adjust his timetable to devote more time to the company's business. However, he may not be able to devote sufficient time to the management of the company's business, which may result in periodic interruptions in implementing the company's plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The company is entirely dependent on the efforts of its sole officer and director. The loss of its sole officer and director, or of other key personnel that may be hired in the future, could have a material adverse effect on the business and its prospects. The company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. The company plans to continue these efforts in the future. However, there is no guarantee that replacement personnel, if any, will help the company to operate profitably. The company does not maintain key person life insurance on its sole officer and director.

SINCE OUR SOLE OFFICER AND DIRECTOR HAS NO DIRECT EXPERIENCE IN THE GOLF COURSE GUIDE PUBLISHING INDUSTRY, THE COMPANY MAY NEVER BE SUCCESSFUL IN IMPLEMENTING ITS BUSINESS STRATEGY, WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT.

Our sole officer and director has no direct experience in the sales and marketing of printed publications of golf course guides. As a result, our management may not be fully aware of many of the specific requirements on operating a publishing business. Management's decisions and choices may not


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account for the purchasing or sales strategies which are commonly deployed in publishing industries. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in these areas. As a result, we may have to suspend or cease operations, which will result in the loss of your investment.

IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

In the event of the dissolution of the company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the company's creditors, if any, are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of his or her purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

COMPENSATION MAY BE PAID TO OUR OFFICERS, DIRECTORS AND EMPLOYEES REGARDLESS OF THE COMPANY'S PROFITABILITY. SUCH PAYMENTS MAY NEGATIVELY AFFECT OUR CASH FLOW AND THE ABILITY OF THE COMPANY TO FINANCE ITS BUSINESS PLAN, WHICH WOULD CAUSE OUR BUSINESS TO FAIL.

The sole officer and director and any future employees of the company may be entitled to receive compensation, payments and reimbursements regardless of whether the company operates at a profit or a loss. Any compensation received by our sole officer and director, or any other management personnel in the future, will be determined from time to time by the Board of Directors. We expect to reimburse our sole officer and director and any future management personnel for any direct out-of-pocket expenses they incur on behalf of the company.

INVESTORS IN THIS OFFERING MAY NOT FEEL COMFORTABLE INVESTING IN A COMPANY WHOSE SOLE OFFICER AND DIRECTOR HAS LIMITED OR NO LIABILITY TO ITS SHAREHOLDERS FOR DAMAGES.

The Articles of Incorporation of the company include a provision eliminating or limiting the personal liability of the company's sole officer and director and its shareholders for damages for breach of fiduciary duty as a director or officer. Accordingly, the officer and director may have no liability to the shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud or a knowing violation of law or results in unlawful distributions to the shareholders.

RISKS RELATED TO THE COMPANY'S MARKET AND STRATEGY

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

CaddyStats is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on June 5, 2006 and to date have been involved primarily in the design of our golf course guide booklets, identifying suitable printing houses for the production of our booklets, organizational activities and market research; to date we have transacted no business. Thus, there is no internal or industry-based historical financial data upon which to estimate the company's planned operating expenses.

The company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of factors. These include, among others, the entry of new competitors into the golf course guides publishing business, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the company or its competitors, specific economic conditions operating in the publishing and golf industries and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

The company's anticipated expenses are relatively fixed in the short term and we expect that they will be partially offset by our future revenues. The company may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in relation


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to its expectations would have an immediate adverse impact upon the company's business, financial condition, and the results of its operations. In addition, the company may decide from time to time to make certain pricing, service or marketing decisions or acquisitions that could have a short-term material adverse effect on its business, financial condition or the results of its operations, and may not result in the long-term benefits intended. Due to all of the foregoing factors, it is probable that in some future period the company's operating results may be less than the expectations of public market analyses and investors. In such event, the price of the company's securities, including its common stock, would probably be materially adversely affected.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

ABILITY OF THE COMPANY TO IMPLEMENT ITS BUSINESS STRATEGY.

Although the company intends to pursue a strategy of aggressively marketing our golf course guides throughout North America, implementation of this strategy will depend in upon a number of factors. These include our ability to establish a significant base of customers among golf courses, maintain favorable relationships with our customers, effectively design customized course guides for our customers, obtain adequate financing on favorable terms in order to fund our business, maintain appropriate procedures, policies and systems, hire, train and retain skilled employees and to continue to operate within an environment of increasing competition. The inability of the company to obtain or maintain any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR THE COMPANY'S PRINCIPAL SERVICES OR ESTABLISH A SIGNIFICANT MARKET PRESENCE.

The strategy of the company for growth is substantially dependent upon its ability to market its products successfully to prospective clients. However, its planned CaddyStats Golf Course Guides may not achieve significant acceptance among golf courses or players. Such acceptance, if achieved, may not be sustained for any significant period of time. There is no guarantee that any substitute products we develop will be sufficient to permit the company to recover our associated costs. Failure of the company's products to achieve or sustain market acceptance could have a material adverse effect on our business, financial condition and the results of our operations.

THE COMPANY MAY NOT BE ABLE TO CONTINUE OPERATING IF IT IS UNABLE TO MANAGE ITS FUTURE GROWTH.

The company expects to experience growth and expects such growth to continue for the foreseeable future. The company's growth may place a significant strain on its management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on the company's financial condition or the results of its operations.

THE COMPANY CANNOT OFFER ANY ASSURANCES THAT IT WILL RECEIVE SIGNIFICANT REVENUES OR CAN ACHIEVE OPERATING PROFITS.

The company may be unable to develop consistent revenues or its operations may fail to profit. If the company cannot make a profit, shareholders may lose their entire investment.

THERE IS A RISK THE COMPANY MAY BE UNABLE TO CONTINUE ITS SERVICES OR CONTINUE OPERATIONS IF IT EXPERIENCES UNINSURED LOSSES OR AN ACT OF GOD.

The company may, but is not required to, obtain comprehensive liability and other business insurance of the types customarily maintained by similar businesses. There are certain types of extraordinary occurrences, however, which may be either uninsurable or not economically insurable. For example, in the event of a major earthquake, our offices may be unusable and our computer systems could be rendered inoperable for protracted periods of time. This would impair our ability to design, market and distribute our guides or collect revenues and thus adversely affect our financial condition. In the event of a major civil disturbance, the company's operations could be adversely affected.

Should such an uninsured loss occur, the company could lose significant revenues and financial opportunities in amounts that would not be partially or fully compensated by insurance proceeds?

THE COMPANY'S ENTIRE BUSINESS STRATEGY IS DEPENDENT ON THE SALE OF ITS COURSE GUIDES. IF THE COMPANY IS UNABLE TO ACHIEVE ITS SALES ESTIMATES IT MAY FAIL AND SHAREHOLDERS MAY LOSE THEIR INVESTMENT.

The company's growth is substantially dependent upon its ability to market and distribute its CaddyStats Golf Course Guides successfully and introduce new products and services in the future. Other companies, including those with substantially greater financial, marketing, and sales resources, compete with the company. There can be no assurance that the company will be able to create, market and distribute its products on acceptable terms, or at all. There can be no assurance that the company will be able to develop new products that will be commercially successful. Failure to market its products successfully, or develop, introduce and market new products successfully, could have a material adverse effect on the company's business, financial condition or results of operations.

THE COMPANY IS DEPENDANT ON THIRD-PARTY PROVIDERS FOR CERTAIN SERVICES AND MAY NOT BE ABLE TO CONTINUE OPERATIONS IF THERE IS A DISRUPTION IN THE SUPPLY OF SUCH SERVICES.

The company will depend upon third party independent printing houses to supply and print our CaddyStats guide booklets. Further, we plan on retaining independent contractors to provide essential services to the company, such as collecting course measurements, mapping the topographical alignment, marking the hazards and obtaining other data needed for customized course guides. Such third party suppliers and contractors have no fiduciary duty to the shareholders of the company and may not perform as expected. Inasmuch as the capacity for certain services by certain third parties may be limited, the inability of those third parties, for economic or other reasons, to provide services could have a material adverse effect upon the results of our operations and financial condition.

RISKS RELATED TO INVESTING IN OUR INDUSTRY

AS THE COMPANY'S PRODUCTS ARE INTENDED FOR THE GOLF INDUSTRY, A DOWNTURN IN THE INDUSTRY WOULD REDUCE THE DEMAND FOR OUR PRODUCTS AND COULD MAKE OUR BUSINESS UNPROFITABLE.

The company has identified a strong market exists for its golf course guides among golf courses and country clubs. These businesses provide a luxury service and the course fees charged by the country clubs represent discretionary purchases. Since the market for luxury services are the hardest hit in an economic downturn, a reduction in consumers' disposable income would lead to a significant downturn in visits to golf courses and would significantly affect the company's ability to conduct its business and achieve profitability.

GENERAL COMPETITION.

The company has identified a market opportunity for low course guides in the golf course and country club industries. Competitors may enter this sector with superior products or services, such as hand held electronic course guides and scoring systems, thus rendering our products and services obsolete and nullifying our competitive advantage. There may be companies in certain vertical markets, such as such a traditional sports publishing houses, that are better financed and have long standing business relationships with our primary potential customers. There can be no guarantee that such pre-existing companies will not mimic CaddyStats's business model and golf course guide booklets. This would infringe on our customer base and have an adverse affect upon our business and the results of our operations.

                              AVAILABLE INFORMATION

CaddyStats filed a registration statement on Form SB-2 with the Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both CaddyStats, Inc. and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.


                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the company.

                                                    IF 25% OF         IF 50% OF       IF 75% OF     IF 100% OF
                                                   SHARES SOLD       SHARES SOLD     SHARES SOLD   SHARES SOLD
                                                   ___________________________________________________________

        GROSS PROCEEDS FROM THIS OFFERING            $20,000           $40,000         $60,000       $80,000
             LESS: OFFERING EXPENSES               ===========================================================

                       Legal & Accounting              5,566             5,566           5,566         5,566
                       Printing                          200               200             200           200
                                                   ___________________________________________________________
                      Transfer Agent                   2,100             2,100           2,100         2,100
                                                   ___________________________________________________________
           TOTAL                                     $ 7,875           $ 7,875         $ 7,875       $ 7,875
                                                   ___________________________________________________________
          LESS: COMPUTER SYSTEMS & SOFTWARE
                  Purchase of Computer Hardware        2,000             5,000          10,000        12,000
                                                   ___________________________________________________________
                 Purchase of Software Licenses         2,000             3,000           8,000        10,000
                                                   ___________________________________________________________
                                           TOTAL     $ 4,000           $ 8,000         $18,000       $22,000
                                                   ___________________________________________________________
         LESS:  WEBSITE, MARKETING & ADVERTISING
                                Website/Hosting:       2,000             6,000           8,000         9,000
                        Marketing & Advertising:       2,200             9,700          15,700        30,700
                                           TOTAL     $ 4,200           $15,700         $23,700       $39,700

                   LESS: ADMINISTRATION EXPENSES
Office supplies, Stationery, Telephone, Internet       1,000             3,500           5,500         5,500
                            Legal and Accounting       2,925             2,925           2,925         2,925
                                   Office Temp             0             2,000           2,000         2,000
                                           TOTAL     $ 3,925           $ 8,425         $10,425       $10,425
                                                   ===========================================================
                                          TOTALS     $20,000           $40,000         $60,000       $80,000

The above figures represent only estimated costs.


The funds raised through this offering will be used to (a) procure the computer hardware and software systems required to design and produce camera ready proofs of the company's golf course guide books and (b) fund our sales and marketing initiatives. The first stage of the company's procurement includes purchasing image processing software (estimated to cost $10,000) and hosting the company's web site (estimated to cost $9,000). The first stage of our sales and marketing plan involve soliciting service orders from a number of golf courses (estimated to cost $30,700) by direct marketing and maintaining display booths at major golf and country club industry trade shows.

                         DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by CaddyStats and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.02 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on June 5, 2006. The company's sole officer and director paid $0.001 per share, a difference of $0.019 per share lower than the share price in this offering.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The price of the current offering is fixed at $0.02 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on June 5, 2006. The company's sole officer and director paid as low as $0.001 per share, a difference of $0.019 per share lower than the share price in this offering.


EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD
            Price per share                                                       $     0.02
            Net tangible book value per share before offering                    -$0.0007886
            Potential gain to existing shareholders                               $   80,000
            Net tangible book value per share after the offering                  $ 0.005151
            Increase to present stockholders in net tangible book value           $0.0059396
            per share after the offering
            Capital contributions                                                 $   80,000
            Number of shares outstanding before offering                          10,000,000
            Number of shares after offering held by existing stockholders         10,000,000
            Existing shareholders percentage of ownership                              71.4%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD
            Price per share                                                       $     0.02
            Dilution per share                                                    $ 0.014849
            Capital contributions                                                 $   80,000
            Percentage of capital contributions                                        88.9%
            Number of shares after offering held by the public                     4,000,000
            Purchasers percentage of ownership after the offering                      28.6%

PURCHASERS OF SHARES IN THE OFFERING IF 75% OF SHARES SOLD
            Price per share                                                       $     0.02
            Dilution per share                                                    $ 0.015284
            Capital contributions                                                 $   60,000
            Percentage of capital contributions                                        85.7%
            Number of shares after offering held by the public                     3,000,000
            Purchasers percentage of ownership after the offering                      23.1%

PURCHASERS OF SHARES IN THE OFFERING IF 50% OF SHARES SOLD
            Price per share                                                       $     0.02
            Dilution per share                                                    $ 0.016558
            Capital contributions                                                 $   40,000
            Percentage of capital contributions                                        80.0%
            Number of shares after offering held by the public                     2,000,000
            Purchasers percentage of ownership after the offering                      16.7%


                                       14




PURCHASERS OF SHARES IN THE OFFERING IF 25% OF SHARES SOLD
            Price per share                                                       $     0.02
            Dilution per share                                                    $ 0.018063
            Capital contributions                                                 $   20,000
            Percentage of capital contributions                                        66.7%
            Number of shares after offering held by the public                     1,000,000
            Purchasers percentage of ownership after the offering                       9.1%


                           THE OFFERING BY THE COMPANY

CaddyStats is registering 4,000,000 shares of its common stock for offer and sale.

To date, no steps have been taken to list CaddyStats's common stock on any public exchange. We intend to apply for listing on a public exchange as soon as meeting listing requirements; however, there is no assurance that CaddyStats will be granted a listing.

All of the shares registered herein will become tradable on the effective date of the registration statement. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our sole officer and director, Gordon Dawson, owns 10,000,000 common shares, which are subject to Rule 144 restrictions. There is currently one (1) shareholder of our common stock.

The company is hereby registering 4,000,000 common shares. The price per share is $0.02.

In the event the company receives payment for the sale of their shares, CaddyStats will receive all of the proceeds from such sales. CaddyStats is bearing all expenses in connection with the registration of the shares of the company.

                              PLAN OF DISTRIBUTION

10,000,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional 4,000,000 shares of its common stock for possible resale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

CaddyStats will receive all proceeds from the sale of the shares by the company. The price per share is $0.02.

The company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the company. Further, because this offering is self-underwritten, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in such states only if they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which CaddyStats has complied.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Prospectus is effective.

CaddyStats will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSONS

OFFICERS AND DIRECTORS

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The company's current Audit Committee consists of our sole officer and director.

The name, address, age, and position of our present sole officer and director is set forth below:

        Name and Address             Age                 Position(s)

Gordon Dawson                         52     President, Secretary/ Treasurer,
1035 Duchess Avenue                          Chief Financial Officer and
West Vancouver, British Columbia             Chairman of the Board of Directors.
Canada V6T 1G8

The person named above has held his offices/positions since inception of our company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

BACKGROUND OF OFFICERS AND DIRECTORS

Gordon Dawson

2004 - Present
TerraStar Solutions - President

Gordon Dawson is a veteran CEO with 25 years of success managing businesses with up to $12 million dollars in revenue. As Past President of the Pacific Northwest Chapter of the International Erosion Control Association he is a recognized leader in the industry.

Mr. Dawson's agronomic expertise is relied upon by golf course professionals and the turf grass industry for which he develops and prescribes custom cultivars. During his career he has provided turf solutions for prestigious golf courses designed by Lee Trevino and Jack Nicklaus. Mr. Dawson is currently working as a consultant to Whistler/Blackcomb for their 2010 Olympic venues.

In addition to greening the newly contoured slopes he has developed and taught erosion & sediment control courses for engineers and other contractors working on infrastructure projects for the Olympics. Mr. Dawson is a consultant to environmental managers on various reclamation projects throughout the Pacific Northwest as well as to cities, golf courses and sod farms.

2002-2004
NuSeCo - Manager for Western Canada

     o Mr. Dawson developed and oversaw the implementation of proprietary new techniques, using helicopters for wildfire re-vegetation projects in Western North America, such as the Reno fires. He bred, introduced and marketed several new species of grasses and legumes in Western Canada which have become industry standards. In addition, he has long provided agronomic support to Cities, Golf Courses and other Turfgrass industry professionals. Mr. Dawson conceived of and created international export markets for Canadian Agriculture, Turfgrass and Forestry commodities, particularly in China and the US.

CONFLICTS OF INTEREST

At the present time, the company does not foresee any direct conflict of interest between Mr. Dawson's other business interests and his involvement in CaddyStats.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

CaddyStats has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The following table sets forth the compensation paid by us from inception on June 5, 2006 through August 31, 2007. The compensation addresses all compensation awarded to, earned by, or paid to our named executive officer up to August 31, 2007. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.


Summary Compensation Table
                                                                      Long-Term Compensation
                                    Annual Compensation              Awards       Payouts
(a)               (b)     (c)      (d)     (e)            (f)        (g)          (h)       (i)

                                                                     Securities
                                                                     Restricted
                                                          Under      Shares or
                                           Other          Options/   Restricted             Other
Names Executive                            Annual         SARs       Share        LTIP      Annual
Officer and       Year    Salary   Bonus   Compensation   Granted    Units        Payouts   Compensation
Principal         Ended   (US$)    (US$)   (US$)          (#)        (US$)        (US$)     (US$)
Position

Gordon Dawson     2006      0        0          0            0           0           0           0
President


We did not pay any salaries in 2006. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, CaddyStats has not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, the company may in the future enter into employment agreements with our sole officer and director, or future key staff members.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.


                                                        Percentage   Percentage   Percentage   Percentage
                                                        of           of           of           of
                                                        Ownership    Ownership    Ownership    Ownership
                              Amount and                Assuming     Assuming     Assuming     Assuming
           Name and Address   Nature of                 all of the   75% of the   50% of the   25% of the
Title of   Beneficial Owner   Beneficial   Percent of   Shares are   Shares are   Shares are   Shares are
Class      [1]                Owner        Class        Sold         Sold         Sold         Sold

Common     Gordon Dawson,     10,000,000      100%        71.49%       76.9%        83.3%        90.9%
Stock      1035 Duchess
           Avenue, West
           Vancouver, BC
           V7T 1G8, Canada

           All Officers and   10,000,000      100%        71.4 %       76.9%        83.3%        90.9%
           Directors

           as a Group (1
           person)

[1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Dawson is the only "promoter" of our company.


On June 26, 2006, a total of 10,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 4,000,000 of its common shares, in addition to the 10,000,000 shares currently issued and outstanding. The price per share is $0.02.

The 10,000,000 shares currently issued and outstanding were acquired by our sole officer and director on June 26, 2006. We issued a total of 10,000,000 common shares for consideration of $10,000, which was accounted for as a purchase of common stock.

In the event the company receives payment for the sale of their shares, CaddyStats will receive all of the proceeds from such sales. CaddyStats is bearing all expenses in connection with the registration of the shares of the company.

                            DESCRIPTION OF SECURITIES
COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

 * have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;
 * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
 * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
 * and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 71% of our outstanding shares assuming all the offered shares are sold.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INDEMNIFICATION; LIMITATION OF LIABILITY

Our Certificate of Incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware.

As permitted by Delaware law, we have eliminated the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we will be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide, among other things, that we will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

We are not currently subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to exceptions specified therein, Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder," including general mergers or consolidations or acquisitions of additional shares of the corporation, for a three-year period following the time that such stockholder became an interested stockholder.

Except as otherwise specified in Section 203, an "interested stockholder" is defined to include:

     o any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

     o    the affiliates and associates of any such person.

The statute is intended to prohibit or delay mergers or other takeover or change in control attempts. Although we are currently exempt from the statute's provisions, we could become subject to Section 203 in the future.

REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, CaddyStats will act as its own transfer agent.

STOCK OPTION PLAN

The Board of Directors of CaddyStats has not adopted a stock option plan ("Stock Option Plan"). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. CaddyStats may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

STOCK AWARDS PLAN

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

                             DESCRIPTION OF BUSINESS

COMPANY HISTORY

CaddyStats, Inc. ("CaddyStats") is a development stage company incorporated on June 5, 2006 in the State of Delaware to enter into golf course guides publishing industry with low cost CaddyStats Course Guide booklets. The company expects to provide golf courses throughout North America with low cost, attractive and easy to use guide books. We plan to design and produce camera ready proofs of these booklets for printing by an independent third party printing house.

To date, the company's operations have been limited to the design of our planned CaddyStats Course Guide booklets and market research regarding golf course and country club industries in North America. We have not yet implemented our business model or printed any booklets. To date, we have generated no revenues from our operations.

COMPANY DESCRIPTION

CaddyStats plans to offer low cost custom course guides to the golf course and country club industry. The CaddyStats Course Guide is a combination of a golf course guide, yardage book and enhanced scorecard. CaddyStats Course Guides are designed for one-time use and are priced low enough that golfers can purchase them every time they play on one of our customers' course. Courses may use our guides as part of their marketing or promotional strategy by giving them away at trade shows, community events, as part of tournament packages, in media kits and to select players after their round to encourage return visits. Even guides sold to clients will be beneficial in ours customers' marketing efforts as they are more likely to be shared and passed around than regular score cards. Guides are individually produced for each golf course. A customer's existing artwork is the starting point and can include: architectural drawings, aerial photographs, illustrations or digital files. A set of working proofs is created from working artwork and these proofs are augmented with further information supplied by course observations and laser measurements.

Most of the course work is done in a manner that has a minimal impact on regular course play. Observations are made from unobtrusive areas where play is not affected. Measurements are made with portable laser measuring devices. The back nine holes are measured in the early morning in advance of regular play and the front none holes are measured after the final group goes out in the late afternoon or evening. After all the observations and measurements are completed, a set of proofs are created and sent to course management for final approval.

The company has not entered into any agreements to provide guide books for specific golf courses.

MARKET OPPORTUNITY

The scorecard is a golf course's most important marketing tool
(www.eagle.uk.com/scorecards/index.html). The growing number of golf courses and golfers in North America has created demand for low cost golf course guides and scoring cards. CaddyStats intends to enter this market with custom CaddyStats Golf Course Guide booklets.

MARKET FOR THE GOLF TRADE

According to the National Golf Foundation (NGF), the annual international trade in golf goods is over 2 billion dollars. Rounds revenue in the US golf course market, defined as the sum of green fees, golf car rentals, annual dues and trail fees, was $13.8 billion in 2003.
(http://64.241.242.253/p/articles/mi_qa4031/is_200305/ai_n9282310)

DESCRIPTION OF OUR PRODUCTS AND SERVICES

CaddyStats Course Guides are produced individually for each course. Each hole is represented on a single page of the guide booklet, providing golfers with a detailed bird's eye view of the areas to be played. The guides include information such as distance from landmarks, tips on how to play the hole from the course professional, information on hazards and slopes on the greens. Our Course Guides provide the information golfers need to play their best possible game.

Our course guides also include a two page summary so that golfers can calculate statistics such as driving distances, greens in regulation, scrambling and putting averages. Golfers can also use the guides to calculate individual club distances under actual playing conditions and determine which areas of their game needs the most attention.

CaddyStats Course Guides make a great souvenir for courses a golfer seldom plays and are a great teaching tool, allowing the instructor or coach to do a shot-by-shot review of their player's round.

COMPETITIVE ADVANTAGES

CaddyStats will compete with traditional publishers of golf course guides, yardage books and score cards by combining all three types of documents in a single low-cost CaddyStats Golf Course Guide.

MARKETING

Our initial marketing efforts will include:

- Participating in golf course trade shows, such as Golf Europe and Fairway.
- Direct marketing.
- Advertising in Golf Trade Magazines and online.
- Approaching golf trade organizations, such as the United States Golf Association.

STAFFING

As of August 31, 2007, CaddyStats has no permanent staff. The company is managed by its sole officer and director, Gordon Dawson, who is the President and Chairman of the company. Mr. Dawson is employed elsewhere and has the flexibility to work on CaddyStats up to 10 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, CaddyStats has no employees other than its current sole officer and director, Mr. Dawson, who has not been compensated. There are no employment agreements in existence. The company presently does not have, pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, the company may adopt plans in the future. There are presently no personal benefits available to the company's director.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our plans or predictions.

COMPANY OVERVIEW

We are a development-stage company recently incorporated to enter into the golf trade industry with our low-cost CaddyStats Golf Course Guides, which combine the traditional course guide, yardage book and score cards in a single easy-to-use document. We have recently commenced business operations and have not generated any revenues.

Our auditors have issued a "going concern" opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any substantial revenues and no substantial revenues are anticipated until we have completed the financing anticipated in this offering. Accordingly, we must raise cash from sources other than from the sale of our Course Guide products. Our only other source for cash at this time is investments by others in this offering. We must raise cash to implement our business strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

As of August 31, 2007, CaddyStats had $1,304 of cash on hand and in the bank. Management believes this amount will not satisfy our cash requirements for the next twelve months. We plan to satisfy our future cash requirements - primarily the working capital required to procure of our computer hardware and software systems, develop our marketing campaign and offset our legal and accounting fees
- by additional equity financing. This will likely be in the form of private placements of common stock. There is no additional offering planned at present. The Company's sole officer and director, Mr. Dawson has indicated that he would loan the Company up to $15,000 within the next 12 months to complete the registration process, including accounting, legal and filing fees. Mr. Dawson has not provided the company with any assurance or guarantee he will in fact loan the funds required. If a loan is provided by Mr. Dawson, it would be an unsecured loan.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

If CaddyStats is unsuccessful in raising the additional proceeds through a private placement offering it will then have to seek additional funds through debt financing, which would be highly difficult for a new development stage company to secure. Therefore, the company is highly dependent upon the success of the anticipated private placement offering described herein and failure thereof would result in CaddyStats having to seek capital from other resources such as debt financing, which may not even be available to the company. However, if such financing were available, because CaddyStats is a development stage company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If CaddyStats cannot raise additional proceeds via a private placement of its common stock or secure debt financing it would be required to cease business operations. As a result, investors in CaddyStats's common stock would lose all of their investment.

The design of our course guides will continue over the next 12 months. CaddyStats does not have any plans for researching any further products or services. CaddyStats does not expect the purchase or sale of plant or any significant equipment and CaddyStats does not anticipate any change in the number of our employees. CaddyStats's current material commitments include the total costs of the planned offering as provided herein, estimated at $7,875..

CaddyStats has no current plans, preliminary or otherwise, to merge with any other entity.

PLAN OF OPERATION

Over the 12 month period starting upon the date of the registration statement, the company must raise capital and start the design and production of its Course Guides. The first stage of our operations over this period is to procure the computer hardware and image-processing software required to produce camera ready copies of our course guides. We expect to complete this step within 90 days of the effective date of the registration statement.

The second stage is the design and production of a sample CaddyStats Course Guide booklet for a typical North American golf course. We expect to produce a camera-ready proof for printing within 180 days of the date of the registration statement. Concurrent with this stage, we will initiate our sales and marketing initiative, soliciting prospective clients form number of North American "flagship" golf courses (estimated to cost $15,000). We expect to these solicitations to be completed within 360 days of the effective date of the registration statement.

If we can complete these stages and we receive a positive result from our sale efforts, we will attempt to raise money through a private placement, public offering or through loans to purchase additional equipment or finance large product orders. We will seek this additional funding if we are able to secure an agreement with approximately four to six golf courses to acquire and sell our Course Guides and player acceptance at these courses is demonstrated though ongoing sales.

At present, our sole officer and director is unwilling to make any commitment to loan us any further funds any but may reconsider if we source desirable products at reasonable pricing. His unwillingness to loan us additional money at this time is simply because he does not want to. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

If we are unable to complete any phase of our systems development or marketing efforts because we don't have enough money, we will cease our development and or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our software development plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial product sourcing. Once the company begins building its Internet website, it will hire an independent consultant to build the site. The company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

                             DESCRIPTION OF PROPERTY

The company does not own any real estate or other properties. The company's office is located at Suite 105, 501 Silverside Road Wilmington, DE 19809 USA and our telephone number is (877) 903-8600 and our fax number is (866) 903-8601.

                              CERTAIN TRANSACTIONS

On June 26, 2006, we issued a total of 10,000,000 shares of common stock to Gordon Dawson, our sole officer and director, for total cash consideration of $10,000. This was accounted for as a purchase of common stock.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                     EXPERTS

Our financial statements for the period from inception to August 31, 2007 included in this prospectus have been reviewed by Moore & Associates, Chartered, 2675 S. Jones Blvd., Suite 109, Las Vegas, NV 89146 as set forth in their report included in this prospectus. Their report is provided on their authority as experts in accounting and auditing.

Thomas E. Puzzo, Attorney at Law, the Law Offices of Thomas E. Puzzo, PLLC 4216 NE 70th Street, Seattle WA 98115, has acted as our legal counsel. Mr. Puzzo has provided his opinion on the legality of the 4,000,000 shares of common stock being registered on behalf of the company by way of this prospectus.

                              FINANCIAL STATEMENTS

Our fiscal year end is August 31st. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

Our financial statements immediately follow:

     FINANCIAL STATEMENTS to August 31, 2007
     Report of independent registered public accounting firm
     Balance Sheets
     Statements of Operations
     Statement of Stockholders' Equity
     Statements of Cash Flows
     Notes to the Financial Statements

                                CADDYSTATS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                 AUGUST 31, 2007


















REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

MOORE & ASSOCIATES, CHARTERED
   ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Caddystats Inc.
(A Development Stage Company)


We have audited the accompanying balance sheet of Caddystats Inc. (A Development Stage Company) as of August 31, 2007 and 2006, and the related statements of operations, stockholders' equity and cash flows for August 31, 2007 and 2006 and from inception June 5, 2006 through August 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Caddystats Inc. (A Development Stage Company) as of August 31, 2007 and 2006 and the results of its operations and its cash flows for August 31, 2007 and 2006 and from inception June 5, 2006 through August 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent on raising capital to fund its business plan and ultimately to attain profitable operations which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ MOORE & ASSOCIATES, CHARTERED
_________________________________
Moore & Associates Chartered
Las Vegas, Nevada
September 28, 2007


               2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NV 89146
                       (702) 253-7499 FAX (702) 253-7501


                                CADDYSTATS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                   (AUDITED)

                                                          August 31,      August 31,
                                                             2007            2006
=====================================================================================
                                     ASSETS
CURRENT ASSETS
      Cash                                                  $  1,304        $ 10,000
      Prepaid expense                                              -               -
_____________________________________________________________________________________
                                                               1,304          10,000
=====================================================================================

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

CURRENT LIABILITIES
      Accounts payable and accrued liabilities              $  2,500        $      -
      Due to related party                                     6,690           1,086
_____________________________________________________________________________________
                                                               9,190           1,086

STOCKHOLDERS' EQUITY (DEFICIT )
      Capital stock (Note 4)
      Authorized
      75,000,000 shares of common stock, $0.001 par value,
      Issued and outstanding
      10,000,000 shares of common stock                       10,000          10,000
      Additional paid-in capital                                   -               -
_____________________________________________________________________________________
      Deficit accumulated during the development stage       (17,886)         (1,086)

Total Equity                                                 ( 1,196)         10,000
_____________________________________________________________________________________
TOTAL LIABILITIES AND EQUITY                                $  1,304        $ 10,000
=====================================================================================


    The accompanying notes are an integral part of these financial statements



                                CADDYSTATS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                       Cumulative results
                                                                         of operations
                                                                       from June 5, 2006
                                  Year ended         Year ended       (date of inception)
                                August 31, 2007    August 31, 2006     to August 31, 2007

===========================================================================================

EXPENSES
   Office and general              $   (2,436)        $  (1,086)              $ (3,522)
   Professional fees                  (14,364)                -                (14,364)
___________________________________________________________________________________________
NET LOSS                           $  (16,800)        $  (1,086)              $(17,886)

===========================================================================================
BASIC NET LOSS PER SHARE           $     0.00         $    0.00
===============================================================
WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING        9,536,424         7,613,636
===============================================================


    The accompanying notes are an integral part of these financial statements




                                CADDYSTATS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                FROM INCEPTION (JUNE 5, 2006) TO AUGUST 31, 2007

                                                                                                 Deficit
                                        Common Stock                                           Accumulated
                                    ______________________     Additional        Share         During the
                                    Number of                   Paid-in       Subscription     Development
                                      shares       Amount       Capital        Receivable         Stage          Total
_______________________________________________________________________________________________________________________

Balance, June 5, 2006                        -     $     -        $  -         $       -        $       -      $      -

Net Loss, August 31, 2006                                                                          (1,086)       (1,086)

Common stock issued for cash at
$0.001 per share
   -June 26, 2006                   10,000,000      10,000           -                 -                -        10,000
Share Subscription Receivable                                                    (10,000)                       (10,000)
Share subscription paid                                                           10,000                         10,000
_______________________________________________________________________________________________________________________

Balance, August 31, 2006            10,000,000     $10,000           -                 -        $  (1,086)
=======================================================================================================================

Net loss, August 31, 2007                    -           -           -                 -          (16,800)      (16,800)
=======================================================================================================================
Balance, August 31, 2007            10,000,000     $10,000           -                 -        $ (17,886)     $ (7,886)
=======================================================================================================================


    The accompanying notes are an integral part of these financial statements



                                CADDYSTATS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                       Cumulative results
                                                                       of operations from
                                                                       inception June 5,
                                  Year ended         Year ended          2006 to August
                                August 31, 2007    August 31, 2006          31, 2007

===========================================================================================

CASH FLOWS FROM OPERATING
ACTIVITIES
   Net loss                        $ (16,800)          $(1,086)             $(17,886)
   Adjustment to reconcile net
      loss to net cash used in
      operating activities
         -accrued liabilities          2,500                 -                 2,500
___________________________________________________________________________________________

NET CASH USED IN OPERATING
ACTIVITIES                           (14,300)           (1,086)              (15,386)
___________________________________________________________________________________________

CASH FLOWS FROM FINANCING
ACTIVITIES
   Proceeds from sale of
      common stock                         -            10,000                10,000
   Shareholder Loan                    5,603             1,086                 6,690
   Share subscription receivable      10,000           (10,000)                    -
___________________________________________________________________________________________

NET CASH PROVIDED BY FINANCING
ACTIVITIES                            15,603            11,086                16,690
___________________________________________________________________________________________

NET INCREASE IN CASH                   1,304                 -                 1,304

CASH, BEGINNING OF PERIOD                  -                 -                     -
___________________________________________________________________________________________

CASH, END OF PERIOD                $   1,304           $     -              $  1,304
===========================================================================================

Supplemental cash flow informa-
tion and noncash financing
activities:
   Cash paid for:
      Interest                     $       -           $     -              $      -
===========================================================================================

   Income taxes                    $       -           $     -              $      -
===========================================================================================


    The accompanying notes are an integral part of these financial statements


                                CADDYSTATS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS


                                 AUGUST 31, 2007
________________________________________________________________________________

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Caddystats, Inc. ("Company") is in the initial development stage and has incurred losses since inception totaling $17,886. The Company was incorporated on June 5, 2006 in the State of Delaware and established a fiscal year end of August 31. The Company is a development stage company organized to enter into the golf course guide book publication industry with our proprietary CaddyStats Golf Course Guides. The Company expects to provide golf courses throughout North America with low cost, attractive and easy to use guide books.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founders' shares. As of August 31, 2007, the Company had issued 10,000,000 Founders shares at $0.001 per share for net proceeds of $10,000.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
________________________________________________________________________________

BASIS OF PRESENTATION
These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

USE OF ESTIMATES AND ASSUMPTIONS
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

INCOME TAXES
The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards ("SFAS") No.109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

NET LOSS PER SHARE
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

FOREIGN CURRENCY TRANSLATION
The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the period.

________________________________________________________________________________

Related translation adjustments are reported as a separate component of stockholders' equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

STOCK-BASED COMPENSATION
The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

RECENT ACCOUNTING PRONOUNCEMENTS
In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 153, "Exchanges of Non-monetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Non-monetary Transactions", is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "SHARE-BASED PAYMENT." SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after December 15, 2005. Management is currently evaluating the impact of the adoption of this standard on our results of operations and financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin ("SAB") No. 107, "SHARE-BASED PAYMENT," to give guidance on the implementation of SFAS No. 123R. Management will consider SAB No. 107 during the implementation of SFAS No. 123R.

In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections." This Statement replaces APB Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements," and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. Management believes this Statement will have no impact on the financial statements of the Company.

In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143." Asset retirement obligations (AROs) are legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation of a long-lived asset, except for certain obligations of lessees. FIN No.47 clarifies that liabilities associated with asset retirement obligations whose timing or settlement method are conditional on future events should be recorded at fair value as soon as fair value is reasonably estimable. FIN No.47 also provides guidance on the information required to reasonably estimate the fair value of the liability. FIN No.47 is intended to result in more consistent recognition of liabilities relating to AROs among companies, more information about expected future cash outflows associated with those obligations stemming from the retirement of the asset(s) and more information about investments in long-lived assets because additional asset retirement costs will be recognized by increasing the carrying amounts of the assets identified to be retired. FIN No.47 is effective


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


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUE)
________________________________________________________________________________

for fiscal years ending after December 15, 2005. Management believes this Statement will have no impact on the financial statements of the Company.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS
________________________________________________________________________________

In accordance with the requirements of SFAS No. 107 and SFAS No. 157, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 - CAPITAL STOCK
________________________________________________________________________________

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of August 31, 2007, the Company has not granted any stock options and has not recorded any stock-based compensation.

As of August 31, 2007, the sole Director had purchased 10,000,000 shares of the common stock in the Company at $0.001 per share with proceeds to the Company totalling $10,000.

NOTE 5 - RELATED PARTY TRANSACTIONS
________________________________________________________________________________

As of August 31, 2007, the Company received advances from a Director in the amount of $6,690 to pay for Incorporation costs, filing fees and general administration costs. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

NOTE 6 - INCOME TAXES
________________________________________________________________________________

As of August 31, 2007 the Company had net operating loss carry forwards of approximately $17,886 that may be available to reduce future years' taxable income and will expire commencing in 2016. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a full valuation allowance for the deferred tax asset relating to these tax loss carryforwards.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Our auditors are Moore & Associates, Chartered, operate from their offices in Las Vegas, NV. There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.


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